UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 1, 2010, the Board of Directors of Concur Technologies, Inc. (“Company”) adopted a new form of award agreement for restricted stock units under the Company’s 2007 Equity Incentive Plan that permits the Company to make awards with performance-based vesting as well as time-based vesting.

On July 2, 2010, the following executive officers of the Company terminated their existing time-based restricted stock units and accepted an equal number of restricted stock units with performance-based vesting as well as time-based vesting.

Executive Officer	Number of Time-Based Vesting Restricted Stock Units Terminated	Number of Performance-Based Restricted Stock Units Received
S. Steven Singh	75,000	75,000
Rajeev Singh	60,000	60,000

The newly-approved form of award agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Award Agreement for Restricted Stock Units (performance vesting)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: July 6, 2010	By:	/S/ KYLE R. SUGAMELE
Kyle R. Sugamele Chief Legal Officer (duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Award Agreement for Restricted Stock Units (performance vesting)